UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Act of 1934

Date of Report (Date of earliest event reported): April 28, 2010 (April 22, 2010)

FEDERATED INVESTORS, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	001-14818	25-1111467
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Federated Investors Tower

Pittsburgh, Pennsylvania 15222-3779

(Address of principal executive offices, including zip code)

(412) 288-1900

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

(e) Amendment of the Federated Investors, Inc. Stock Incentive Plan.

At the Annual Meeting of Shareholders of Federated Investors, Inc. (“Federated”) held on Thursday, April 22, 2010 in Pittsburgh, Pennsylvania, the holder of Federated’s Class A Common Stock approved an amendment to Federated’s Stock Incentive Plan. The Amendment is designed, among other things, to permit Federated to award Class B Common Stock to its non-management directors. The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the description contained in Federated’s Information Statement to shareholders dated February 24, 2010 (“Information Statement”). The Stock Incentive Plan, as amended, is attached hereto as Exhibit 10.1 and incorporated by reference herein.

ITEM 5.07 SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

At Federated’s 2010 Annual Meeting of Shareholders held on Thursday, April 22, 2010 in Pittsburgh, Pennsylvania, the holder of Federated’s Class A Common Stock which constituted all of the shares entitled to vote at the meeting, approved two proposals, both of which are described in more detail in Federated’s Information Statement.

Proposal I

The holder of Federated’s Class A Common Stock elected seven individuals to the Board of Directors as set forth below:

Director	Shares Voted For	Shares Withheld
John F. Donahue	9,000	0
J. Christopher Donahue	9,000	0
John W. McGonigle	9,000	0
Michael J. Farrell	9,000	0
David M. Kelly	9,000	0
James L. Murdy	9,000	0
Edward G. O’Connor	9,000	0

Proposal II

The holder of Federated’s Class A Common Stock approved an amendment to Federated’s Stock Incentive Plan as set forth below:

Shares Voted For	Shares Voted Against	Shares Abstained
9,000	0	0

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits:

10.1	Federated Investors, Inc. Stock Incentive Plan, as amended

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FEDERATED INVESTORS, INC. (REGISTRANT)

Dated: April 28, 2010	By:	/s/ Denis McAuley III
Denis McAuley III
Principal Accounting Officer